UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 25, 2023, AvidXchange Holdings, Inc. (the “Company”) announced the appointment of Dan Drees to serve as President of the Company, effective as of January 25, 2023. In this role Mr. Drees will be responsible for sales, marketing, operations and product with a focus on driving organizational agility and operational synergies.

Mr. Drees, 55, most recently served as Chief Growth Officer of the Company since April 2018. Mr. Drees is a seasoned financial technology executive and industry veteran with more than 25 years of experience generating growth at Fortune 500 companies and financial institutions, such as General Electric Company (NYSE: GE), Bank of America (NYSE: BAC), Ally Financial Inc. (NYSE: ALLY), and Capital One (NYSE: COF). Most recently, he led the fraud and risk solutions business at Fiserv, Inc. (NASDAQ: FISV) from July 2017 through March 2018, where he focused on enabling financial institutions and their clients to reduce the cost and complexity associated with fraud and compliance through process automation and data analytics. Mr. Drees received his BS degree in Mechanical Engineering from Iowa State University.

There is no arrangement or understanding between Mr. Drees and any other person(s) pursuant to which Mr. Drees was selected as an officer. There are no family relationships between Mr. Drees and any director or other executive officer of the Company, and Mr. Drees has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 26, 2021, we entered into an Employment Agreement with Mr. Drees (the “Drees Employment Agreement”) as our Chief Growth Officer and Senior Vice President. The Drees Employment Agreement, which does not have a fixed term, provides for his base salary, which is subject to review and adjustment by the Human Capital and Compensation Committee of our board of directors, and his target annual bonus and an annual variable sales bonus. In connection with Mr. Drees’ appointment as President of the Company, the terms of the Drees Employment Agreement remain unchanged other than in connection with his title and responsibilities.

Item 7.01 Regulation FD Disclosure.

On January 31, 2023, the Company issued a press release announcing the events described above. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDXCHANGE HOLDINGS, INC.

Date:	January 31, 2023	By:	/s/ Ryan Stahl
Ryan Stahl General Counsel, Senior Vice President and Secretary